EXHIBIT 99.1

Parlux Announces Second Quarter Net Profit of $3.0 Million, on Net Sales Increase of 8% to $56.5 Million

FORT LAUDERDALE, Fla., Nov. 4, 2009 (GLOBE NEWSWIRE) -- Parlux Fragrances, Inc. (Nasdaq:PARL) announced results of its second quarter ended September 30, 2009. Net sales reached $56.5 million, an 8% increase over the prior year quarter of $52.4 million. For the six-month period ended September 30, 2009, net sales reached $80.1 million, a 6% increase over the prior year period of $75.7 million.

Net profit for the quarter ended September 30, 2009 was $3.0 million or $0.14 per share, compared to the prior year comparable period net profit of $3.6 million or $0.17 per share. For the six-month period ended September 30, 2009, net profit reached $0.5 million, or $0.02 per share, compared to a net loss of $1.2 million or $(0.06) per share in the prior year.

Mr. Neil J. Katz, Chairman and CEO, said, "We have strategically continued to invest in building the Parlux portfolio of brands, led by the recent launches of Queen Latifah, Josie Natori, and Marc Ecko, all of which are exceeding retailers planned sales in their respective distribution channels." Mr. Katz continued, "As you are aware, we are transitioning out of our GUESS? business on an orderly basis as of December 31, 2009, and we fully expect that the new brands in fiscal year 2011 will exceed our past GUESS? business."

Mr. Katz said, "I am extremely pleased that we have been able to effectively launch three new brands, as well as a new Paris Hilton and a new Jessica Simpson brand, while prudently maintaining spending investment at prior year levels. This has allowed us to absorb our first quarter loss, and to achieve profitability for the six-month period ended September 30, 2009.

Mr. Katz concluded, "I believe that this performance, combined with an anticipated improved holiday season, will help lead to a positive conclusion on a new financing arrangement. In the meantime, we are projecting to be cash-flow positive through the balance of the year ending March 31, 2010, and remain prudently optimistic regarding profitable results for fiscal 2010."

Conference Call

The Company will hold a conference call on Thursday, November 5, 2009, at 9:00 a.m. (EST) to discuss the Company's quarterly results and to provide additional outlook on the next quarter. To participate, please call Toll Free: 888-595-5338 or International: 201-526-1830. A digital replay of the conference call will be available from Thursday, November 5, 2009, after 3:00 p.m., until midnight November 11, 2009. To access the rebroadcast, Toll Free: 1-888-632-8973 or International: 201.499.0429. Replay Code: 61326424. The Company is now offering its shareholders access to its conference calls via audio webcast link directly on its website http://www.parlux.com and click on the red link, "Parlux Webcast Site".

About Parlux Fragrances, Inc.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton, Jessica Simpson, GUESS?, Nicole Miller, Josie Natori, Queen Latifah, Marc Ecko, Rihanna, Kanye West, XOXO, Ocean Pacific (OP), Andy Roddick, babyGund, and Fred Hayman Beverly Hills designer fragrances, as well as Paris Hilton watches, cosmetics, sunglasses, handbags and other small leather accessories.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and net income, the Company's ability to maintain its current brands and licenses, the Company's ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions, Perfumania's ability to pay its accounts due to the Company, continued compliance with the covenants in its credit facility, and the Company's ability to replace its existing credit facility to provide it with sufficient liquidity to fund its planned operations. Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                PARLUX FRAGRANCES, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                          Three Months Ended       Six Months Ended
                             September 30,           September 30,
                        ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------
                              (Unaudited)            (Unaudited)

 Net sales:
   Unrelated
    customers           $   36,455  $   33,822  $   55,098  $   55,293
   Related parties          20,006      18,570      25,007      20,403
                        ----------  ----------  ----------  ----------
                            56,461      52,392      80,105      75,696
                        ----------  ----------  ----------  ----------
 Cost of goods sold:
  Unrelated customers       15,662      15,462      23,916      26,619
  Related parties           10,660       8,585      13,079       9,128
                        ----------  ----------  ----------  ----------
                            26,322      24,047      36,995      35,747
                        ----------  ----------  ----------  ----------

 Operating expense          25,253      22,559      42,147      42,144
                        ----------  ----------  ----------  ----------

 Operating income
  (loss)                     4,886       5,786         963      (2,195)

  Interest income
   (expense), net              (97)         89        (152)        198
  Foreign exchange
   loss                         --           2          (1)         (1)
                        ----------  ----------  ----------  ----------
 Income (loss) before
  income taxes               4,789       5,877         810      (1,998)

 Income tax provision
   (benefit)                 1,820       2,233         308        (759)
                        ----------  ----------  ----------  ----------

 Net income (loss)      $    2,969  $    3,644  $      502  $   (1,239)
                        ==========  ==========  ==========  ==========

 Income (loss) per
  common share:
        Basic           $     0.15  $     0.18  $     0.02  $    (0.06)
                        ==========  ==========  ==========  ==========

        Diluted         $     0.14  $     0.17  $     0.02  $    (0.06)
                        ==========  ==========  ==========  ==========

 Weighted average
  shares outstanding    20,478,622  21,098,400  20,478,622  20,659,352
                        ==========  ==========  ==========  ==========

              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)

                                          September 30,    March 31,
                                               2009          2009
                                          -------------  -------------
                                           (Unaudited)

 Cash and cash equivalents                    $   5,670      $   6,088
 Trade receivables, net                          39,170         27,534
 Inventories                                     66,426         66,737
 Other current assets                            27,609         28,315
                                          -------------  -------------
   Current Assets                               138,875        128,674

 Equipment and leasehold improvements,
  net                                             3,305          2,735
 Trademarks and licenses, net                     2,765          1,885
 Other assets                                     3,453          3,410
                                          -------------  -------------
   Total Assets                               $ 148,398      $ 136,704
                                          =============  =============

 Borrowings, current portion                  $   6,695      $     539
 Other current liabilities                       29,271         25,681
                                          -------------  -------------
   Current Liabilities                           35,966         26,220
                                          -------------  -------------

   Total Liabilities                             35,966         26,220

 Stockholders' Equity                           112,432        110,484
                                          -------------  -------------
   Total Liabilities and Stockholders'
    Equity                                    $ 148,398      $ 136,704
                                          =============  =============

CONTACT:  Parlux Fragrances, Inc.
          (954) 316-9008
          Neil J. Katz, Ext. 8116
            nkatz@parlux.com
          Raymond J. Balsys, Ext. 8106
            rbalsys@parlux.com
          http://www.parlux.com